Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


            We consent to the incorporation by reference in the Form S-8 Registration Statement, relating to the registration of 100,000 shares under the BLC Financial Services, Inc. 401(k) Plan, of our report dated August 27, 1998 with respect to our audit of the consolidated financial statements included in the Company's Annual Report (Form 10-K) for the year ended June 30, 1998.


/s/ Richard A. Eisner & Company, LLP



Florham Park, New Jersey
December 4, 1998


















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